Exhibit 10.14B

                            SEVENTH AMENDMENT TO THE
                             LEVEL 8 SYSTEMS, INC.
                             1997 STOCK OPTION PLAN

This SEVENTH AMENDMENT is made on this ___ day of June, 2003, by Level 8 Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company").

                                  INTRODUCTION

The Company maintains the Level 8 Systems, Inc. 1997 Stock Option Plan (the "Plan"). The Company wishes to amend the Plan to increase the number of shares reserved for issuance under the Plan.

                                    AMENDMENT

      NOW, THEREFORE, the Company does hereby amend Section 4.1 of the Plan, effective as of June __, 2003, by replacing the phrase "6,500,000 shares" with the phrase "10,000,000 shares."

This Seventh Amendment is conditioned upon stockholder approval within 12 months following the adoption of the Seventh Amendment by the Board of Directors of the Company, and in the event that such stockholder approval is not obtained, the Seventh Amendment shall be null and void.

      IN WITNESS WHEREOF, the Company has caused this Seventh Amendment to be executed as of the day and year first above written.

LEVEL 8 SYSTEMS, INC.

By:
   -----------------------------------

John P. Broderick
Chief Financial and Operating Officer,
Corporate Secretary


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